EXHIBIT 5.1

Legal Opinion and Consent of Counsel

OPINION OF COUNSEL AND CONSENT OF COUNSEL

TO: Board of Directors

Hip Cuisine, Inc.

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

The undersigned have acted as counsel to Hip Cuisine, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering up to 1,000,000 shares of common stock, par value $0.001 per share to be issued pursuant to the Company’s primary offering under the Securities Act of 1933, as amended (the “Offering”).

As counsel to the Company, we have each examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the 1,000,000 shares of common stock issuable upon the Offering described in paragraph 1 above, if and when paid for and issued, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. x

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. The opinions expressed herein are limited to questions arising under the laws of the State of Florida (including the applicable provisions of the Florida Constitution and the reported judicial decisions interpreting such laws) and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Interests of Named Experts and Counsel” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

O’NEAL LAW OFFICE

By:	/s/ William D. O’Neal
Gilbert, Arizona

DATED: November 18, 2016